FOR IMMEDIATE RELEASE: December 17, 2008

PENN TRAFFIC TO FOCUS ON RETAIL SUPERMARKETS AND CONSUMERS WITH
SALE OF ITS WHOLESALE BUSINESS SEGMENT TO C&S WHOLESALE GROCERS FOR
APPROXIMATELY $43 MILLION

-- Transaction includes the sale of
wholesale-related accounts receivable and operations to C&S --

-- Proceeds to be used to pay down a significant portion of Penn Traffic’s outstanding debt and reinvest in retail grocery operations--

-- Wholesale associates to join C&S and continue to serve their independent accounts --

SYRACUSE, N.Y. – The Penn Traffic Company (“Pink Sheets”: PTFC) has entered into a definitive agreement to sell its wholesale business segment to C&S Wholesale Grocers, Inc. in an approximately $43 million transaction that Penn Traffic believes will enable it to focus on retail stores and customers and dramatically improve its capital structure.

The all-cash transaction, which includes the sale of approximately $13 million in wholesale-related accounts receivable to C&S, is expected to close by the end of the year.

Proceeds from this divestiture and the previously announced sale of two stores are expected to be used to pay down a majority of Penn Traffic’s outstanding debt, including a $17 million revolving line of credit and approximately $15 million of the company’s $25 million supplemental real estate facility.  This pay down of $32 million, or 62 percent of the company’s outstanding funded debt, is expected to significantly improve availability in excess of outstanding letters of credit.

“For nearly a year we’ve been executing a strategy that includes focusing resources on our top-performing and highest-potential operations in our core store portfolio, while working to lower corporate administrative expenses and not-for-resale costs,” Penn Traffic President and Chief Executive Officer Gregory J. Young said.  “Now, with the significant deleveraging of the balance sheet, we expect to accelerate our progress toward rebuilding the company, restoring profitability and positioning Penn Traffic for long-term success.  While the divestiture will lower Penn Traffic’s total revenues in the short term, the transaction is designed to dramatically improve the company’s capital structure, profitability, and operating cash flows, and it enhances our strategic focus on grocery retail for the long term.”

Penn Traffic and its associates will continue to handle all transportation, warehousing and distribution to the Syracuse company’s former wholesale accounts under a third-party logistics contract with Keene, N.H.-based C&S.  C&S has also engaged Penn Traffic to continue to provide various support services to the wholesale accounts to ensure a seamless transition.  About 30 Penn Traffic wholesale associates are expected to join C&S and will continue to serve their independent accounts from their current offices in Syracuse and Dubois, Pa.

“The wholesale team at Penn Traffic has done an outstanding job with its independent accounts, and we want independent operators to know that C&S intends to keep this group, their processes and their successful service model in place with this acquisition,” explained C&S Chairman and Chief Executive Officer Rick Cohen.  “C&S has a substantial base of independent wholesale business and views this acquisition as a natural complement to our current business.  We look forward to further developing the New York, Pennsylvania and Eastern Ohio markets as well as leveraging Penn Traffic’s proven service model in other regions.”

Penn Traffic’s wholesale operation supplies more than 120 independently operated BiLo, Big M and Riverside supermarkets and other independent accounts in New York and Pennsylvania, accounting for $210 million, or about 20 percent, of total company revenues in fiscal 2008.

“We are pleased to have secured C&S as a strategic buyer,” Young said.  “C&S is a national leader in wholesale, knows our markets, and is committed to work with our successful Syracuse-based wholesale team to serve our independent customers.  We expect this transaction will enable Penn Traffic to dramatically improve its financial position while focusing resources and attention on our P&C, Quality and BiLo supermarkets, consumers and our communities.  At the same time, this places the wholesale operation in the hands of a top-tier owner such as C&S which is well positioned to build upon our historical success with the business.”

The divestiture, which is subject to customary closing conditions, caps a series of successful transactions between C&S and Penn Traffic.  Since March 2007, C&S has provided procurement and distribution services for general merchandise and health and beauty products to Penn Traffic.  In March 2008, C&S began providing procurement services to Penn Traffic for produce, and in September 2008 the companies announced the expansion of those services to include mainline and commodity grocery items, fresh meat and floral products.

Conference Call
Penn Traffic will host a conference call at 9 a.m. Eastern Time on Thursday, December 18 to review the transaction, as well as the company’s fiscal third quarter 2009 financial results and performance. The call can be accessed by dialing 877-641-0093 from the U.S. and Canada.  Callers outside the U.S. and Canada may access the call by dialing 904-596-2360.

A recording of the conference call will be archived for 90 days, and it may be accessed by dialing 888-284-7564 from the U.S. and Canada, or 904-596-3174, and entering reference number 243411.

About Penn Traffic
The Penn Traffic Company, headquartered in Syracuse, N.Y., owns and operates 91 supermarkets in Upstate New York, Pennsylvania, Vermont and New Hampshire under the P&C, Quality and BiLo banners.  More information on the company may be found at www.penntraffic.com.

About C&S Wholesale Grocers
C&S Wholesale Grocers, Inc. is a privately owned company with annual sales of $19 billion. The company is the 10th largest privately held company in the nation, as ranked by Forbes magazine. Founded in 1918, C&S provides distribution services to grocery chains and independent stores, delivering to more than 5,000 locations from its distribution centers in Vermont, Massachusetts, Connecticut, New York, New Jersey, Maryland, Pennsylvania, South Carolina, Alabama, California and Hawaii.

Forward Looking Statements
This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management’s current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. Statements preceded by, followed by or that include words such as “believe,” “anticipate,” “estimate,” “expect,” “could,” and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: the ability of the company to improve its operating performance and effectuate its business plans; the ability of the company to operate pursuant to the terms of its credit facilities and to comply with the terms of its lending agreements or to amend or modify the terms of such agreements as may be needed from time to time; the ability of the company to generate cash; the ability of the company to attract and maintain adequate capital; the ability of the company to refinance; increases in prevailing interest rates; the ability of the company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the company to maintain contracts that are critical to its operations; potential adverse developments with respect to the company’s liquidity or results of operations; general economic and business conditions; competition, including increased capital investment and promotional activity by the company’s competitors; availability, location and terms of sites for store development; the successful implementation of the company’s capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the company sponsored pension plans; the result of the pursuit of strategic alternatives; economic and competitive uncertainties; the ability of the company to pursue strategic alternatives; economic and competitive uncertainties; changes in strategies; changes in generally accepted accounting principles; adverse changes in economic and political climates around the world, including terrorist activities and international hostilities; and the outcome of pending, or the commencement of any new, legal proceedings against, or governmental investigations of the company. The company cautions that the foregoing list of important factors is not exhaustive. Accordingly, there can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the company does not intend to update.

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FOR PENN TRAFFIC:

Investors and business/financial media contact Jeffrey Schoenborn of Travers, Collins & Company Investor Relations, 716.842.2222, jschoenborn@traverscollins.com.

Trade and local media contact Chuck Beeler of Eric Mower and Associates, 315.413.4346, cbeeler@mower.com.